Exhibit 99.1
Contacts:

William (B.J.) Lehmann, J.D. President and Chief Operating Officer Tel: (216) 431-9900 bjlehmann@athersys.com	Lisa M. Wilson In-Site Communications Tel: (917) 543-9932 lwilson@insitecony.com
ATHERSYS ANNOUNCES UPDATE ON ATHX-105 DEVELOPMENT PLANS AND
RESULTS OF RECENT CLINICAL STUDIES
Company in Communication with FDA Regarding Proposed Phase II Study
Cleveland, OHIO, (September 23, 2008) — Athersys, Inc. (NASDAQ: ATHX) today announced that the U.S. Food and Drug Administration (FDA) has requested additional information relating to the Company’s Investigational New Drug (IND) application for a 12-week Phase II clinical trial of ATHX-105, the Company’s lead product candidate for obesity, and has placed the study on partial hold. Athersys believes that the comments made by the FDA can be addressed with data from ongoing or recently conducted studies, including two recently completed Phase I studies which are described below. These studies provide further safety and tolerability data for ATHX-105 and also indicate that the drug is well absorbed throughout the gastrointestinal tract, thereby demonstrating the potential for development of a once-per-day controlled release formulation. The Company plans to submit data from these additional studies, address the FDA’s questions and comments, and discuss the clinical development plans for ATHX-105 with the agency.
As part of its ongoing efforts to assess the safety and tolerability of ATHX-105, the Company recently completed two Phase I studies in the United Kingdom under MHRA authorization. In the first study, 12 subjects were administered a 40 mg dose of ATHX-105 twice daily for two weeks and were monitored to assess safety, tolerability and pharmacokinetics. Consistent with prior reported results, the most common side effects were mild and transient, and occurred in several subjects. One subject withdrew from the study due to poor tolerability and another withdrew due to a minor injury that was unrelated to the study drug. The study confirmed that ATHX-105 was generally well tolerated, with no serious or severe adverse events.
The second clinical study, conducted in conjunction with Pharmaceutical Profiles Ltd (“PPL”), was designed to evaluate regional absorption of ATHX-105 in the gastrointestinal tract in order to assess the feasibility of developing a modified release formulation. The study was a three-way crossover clinical trial in which a 50 mg dose of ATHX-105 was delivered to ten subjects using the Enterion™ capsule, which is a proprietary controlled delivery device utilized by PPL that enables the targeted release of drug at specific locations in the gastrointestinal tract. This technology enables the analysis of regional drug absorption in the stomach, distal small intestine, and the ascending colon, which is important for understanding the feasibility of developing a sustained release or modified release formulation. Many drugs exhibit low solubility or poor absorption at various locations of the gastrointestinal tract, and this in turn may limit or preclude development of a modified release formulation. In contrast, compounds with high solubility and good absorption throughout the gastrointestinal tract are typically good candidates for development of a modified release formulation. Results of the study demonstrate that ATHX-105 exhibits consistently high absorption throughout the gastrointestinal tract, suggesting strong potential for development of a modified release formulation that could be administered once-per-day.

Highlights of the study include the following:
•	Good tolerability of ATHX-105 whether the drug was delivered into the stomach, distal small intestine or ascending colon;
•	High absorption for drug delivered to the stomach, distal small intestine and the ascending colon;
•	High plasma exposure levels of the drug were achieved irrespective of delivery site, and were within the range expected to achieve meaningful efficacy.
“The results of these studies provide us with additional confidence that we can develop a best-in-class obesity drug. We believe the absorption and pharmacokinetic profiles exhibited by ATHX-105 indicate a strong potential for the development of a controlled release formulation,” said Dr. John Harrington, Chief Scientific Officer at Athersys. “Based on this new information, we are now committed to development and clinical evaluation of a formulated product on an expedited basis and are optimistic that we will be able to achieve that goal.”
As a result of positive data obtained from these most recent clinical studies, the Company intends to prioritize development of a modified release product, and adjust its clinical development plan to enable a meaningful assessment of ATHX-105 in both immediate release and modified release versions. The Company plans to provide an update regarding its development plans and timing after it receives additional feedback from the FDA and sufficient information is available.
“The favorable safety and tolerability results from the two-week study and the positive data from the drug absorption study provide us with an important opportunity to improve our development approach. In order to better evaluate the potential impact on our development options, we are requesting a meeting with the FDA, and intend to present the new results, as well as other data and information for its consideration. This will allow us to discuss and assess possible modifications to our clinical development plan, including the accelerated development of a modified release formulation of ATHX-105. While this will result in a delay from our original plan, we believe that this approach will maximize shareholder value, and provides us with the most efficient path to the development of an obesity drug that is highly effective, safe, well tolerated, and administered once-per-day,” said Gil Van Bokkelen, Chairman and Chief Executive Officer.
About Athersys, Inc.
Athersys is a biopharmaceutical company engaged in the discovery and development of therapeutic product candidates designed to extend and enhance the quality of human life. In addition to its lead product candidate, ATHX-105, the Company is developing other orally active pharmaceutical product candidates for the treatment of metabolic and central nervous system disorders. Athersys is also developing MultiStem®, a patented, adult-derived “off-the-shelf” stem cell product platform for multiple disease indications, including damage caused by myocardial infarction, bone marrow transplantation/oncology support, ischemic stroke and other indications.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These forward-looking statements relate to, among other things, the expected timetable for the clinical development of ATHX-105, including the initiation of a Phase II clinical trial, and other future events. We have attempted to identify forward-looking statements by using such words as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” “will,” or other similar expressions. These forward-looking statements are only predictions and are largely based on our current expectations. A number of known and unknown risks, uncertainties, and other factors could affect the accuracy of these statements. Some of the more significant known risks that we face that could cause actual results to differ materially from those implied by forward-looking statements include our ability to provide information and data to the FDA for its review; the timing of any meeting or interaction with the FDA once we have submitted additional data and information for its consideration; our ability to implement any design changes that may required by the FDA to receive authorization for any clinical studies we may propose; any additional or unanticipated costs that we may incur in connection with seeking FDA authorization for any proposed clinical trial; and other risks and uncertainties inherent in the process of discovering, developing, and commercializing products that are safe and effective for use as human therapeutics. These risks may cause our actual results, levels of activity, performance, or achievements to differ materially from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements contained in this press release, and we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.